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Exhibit 1.2       PRICING AGREEMENT



                                Pricing Agreement
                                -----------------





                                                                  March 11, 2002

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004



Ladies and Gentlemen:

     CBL & Associates Properties, Inc., a Delaware corporation (the "Company") and the owner of 100% of the issued and outstanding shares of common stock of both CBL Holdings I, Inc., a Delaware corporation, and CBL Holdings II, Inc., a Delaware corporation, the general partner and a limited partner, respectively, of CBL & Associates Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and the Operating Partnership, propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 11, 2002 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares") consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer

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to you. Unless otherwise defined herein, terms defined in the Underwriting
Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in
Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of the Underwriters in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

     The Company hereby grants to the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of the Underwriters in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering sales of Shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among the Underwriters, the Company and the Operating Partnership.

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                                        Very truly yours,



                                        CBL & Associates Properties, Inc.



                                        By: /s/ John N. Foy
                                            -----------------------
                                            Name:   John N. Foy
                                            Title:  Vice Chairman



                                        CBL & Associates Limited Partnership
                                        By CBL Holdings I, Inc.,
                                        its general partner



                                        By: /s/ John N. Foy
                                            -----------------------
                                            Name:   John N. Foy
                                            Title:  Vice Chairman



Accepted as of the date hereof:
Goldman, Sachs & Co.



By: /s/ Goldman, Sachs & Co.
    ----------------------------


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                                   SCHEDULE I
                                                                  Maximum Number
                                                                   of Optional
                                                 Number of         Shares Which
                                                Firm Shares          May Be
                      Underwriters            to Be Purchased      Purchased
                      ------------            ---------------      ---------

                  Goldman, Sachs & Co.           2,915,452          437,318
                  --------------------           ---------          -------
Total........................................    2,915,452          437,318
                                                 =========          =======


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                                   SCHEDULE II



Title of Designated Shares:
     Common Stock, par value $.01 per share

Number of Designated Shares:
     Number of Firm Shares:                 2,915,452
     Maximum Number of Optional Shares:     437,318



Initial Offering Price to Public:
     $34.55 per Share



Purchase Price by Underwriters:
     $34.30 per Share



Form of Designated Shares:



Definitive form, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian.



Specified Funds for Payment of Purchase Price:



Federal (same day) funds



Time of Delivery:
10:00 a.m. (New York City time), March 14, 2002



Closing Location:
         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004



Name and Address of Representatives:
         Goldman, Sachs & Co.
         85 Broad Street
         New York, New York 10004


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